UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

In a Current Report on Form 8-K filed May 11, 2012, FNBH Bancorp, Inc. (the "Company") disclosed that it had entered into a series of subscription agreements with accredited investors pursuant to which the Company agreed to sell, subject to the satisfaction of certain conditions described in that Current Report, certain securities, the sale of which was expected to result in aggregate gross proceeds to the Company of approximately $12 million.

On November 6, 2012, the Company entered into additional subscription agreements (the "New Subscription Agreements") with various accredited investors, pursuant to which the Company has agreed to sell, subject to the satisfaction of certain conditions (as described below), an aggregate of approximately 2,557 units (the "Units"), for a purchase price of $1,500 per Unit, with each Unit consisting of 715 shares of the Company's common stock ("Common Stock") and $1,000 principal amount of 10% subordinated debentures to be issued by the Company (the "Debentures"). The per Unit price reflects a price of $0.70 per share of Common Stock. The aggregate purchase price of the Units subject to the New Subscription Agreements is approximately $3.8 million.

The Company has instructed each subscriber to pay their subscription funds into an escrow account maintained by an unaffiliated financial institution. Subscription funds will be held in such escrow account until the closing of the sale of the Units (the "Private Placement"). It is possible the Company may not receive all subscription funds required to be paid pursuant to the subscription agreements and/or that the Private Placement may not otherwise close as a result of the failure of certain conditions, noted below.

In connection with the Private Placement, the Company engaged a broker-dealer, which is a member of the Financial Industry Regulatory Authority, to act as placement agent (the "Agent"). The Agent is entitled to receive a commission equal to a percentage of the proceeds to the Company from securities issued in the Private Placement to investors solicited by the Agent. The percentage commission is 6% with respect to certain investors and 3% with respect to other investors. The commissions payable to the Agent are subject in all respects to the terms and conditions of the arrangement between the Company and the Agent.

The Company intends to contribute substantially all of the proceeds (less commissions and other offering expenses and less an amount to be retained by the Company to pay certain future expected holding company expenses) to First National Bank in Howell, the Company's wholly-owned bank subsidiary (the "Bank"), in order to improve the Bank's capital levels.

The closing of the Private Placement is subject to material conditions, including a condition regarding the existence and/or terms of any formal regulatory enforcement action against the Bank and compliance by one or more investors with federal law applicable to the acquisition of "control" of a bank holding company such as the Company. The satisfaction or waiver of each of these conditions is largely out of the control of the Company. If the conditions to the closing of the Private Placement are not satisfied or waived, the closing of the Private Placement will not occur.

Investors are cautioned not to make any investment decision regarding the Company's securities based, in whole or in part, on the information disclosed in this Current Report or the likelihood that the Company will be successful in raising any minimum amount of proceeds in the Private Placement.

The foregoing description of the material terms of the Private Placement does not purport to be a complete description of the rights and obligations of the parties involved and is qualified in its entirety by reference to the full text of the terms of the subscription agreements entered and the form of Debenture to be issued by the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

The Debentures are not convertible into any other security, including shares of Common Stock, and will mature on the eighth anniversary of their issuance. Each Debenture provides that the Company will pay interest to the holder at an interest rate of 10% per annum on a quarterly basis. However, the Company's obligation to make any payment of principal or interest will be subject to the Company's receipt of all regulatory approvals then required. Any payment that is not made on the scheduled due date for such payment (but for this condition) will accrue interest at the rate of 10% per annum. The Debentures will be subordinate to all senior indebtedness of the Company and its subsidiaries, and will be unsecured obligations of the Company. The Company will be entitled to prepay any Debenture, in part or in whole, without premium or penalty. Each Debenture contains customary events of default, including the Company's failure to pay principal and interest when due (except as a result of the Company's failure to receive any regulatory approval then required) or in the event of any bankruptcy or similar proceeding involving the Company.

Each Debenture also provides that holders of a majority in principal amount of the outstanding Debentures will be entitled to appoint an agent (the "Enforcement Agent") to represent all holders of Debentures upon an event of default. If an event of default occurs, the Enforcement Agent may declare the principal amount of all outstanding Debentures to be due and payable immediately, as well as accrued and unpaid interest and expenses of collection. A holder of a Debenture will be entitled to enforce its rights under the Debenture only if an Enforcement Agent has not been appointed within 60 days following an event of default or, if an Enforcement Agent has been so appointed, the Enforcement Agent fails to enforce the Company's obligations with respect to a continuing event of default within 90 days following appointment.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

In connection with the Private Placement, the Company is relying upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act. No general solicitation or advertising was employed in offering the Units. The Units were offered to a limited number of persons, all of whom are accredited investors, and transfer of the securities will be restricted by the Company in accordance with the requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: November 13, 2012	/s/Mark Huber
	By:	Mark Huber
	Its:	Chief Financial Officer